UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8491	77-0664171
(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200
Coeur d’Alene, Idaho	83815-9408
(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or By-laws

On, and effective as of, December 3, 2007, the Board of Directors of Hecla Mining Company (the “Company”) amended Article V, Sections 1 and 3 of the Company’s Bylaws to allow for the issuance of uncertificated shares, pursuant to the New York Stock Exchange rules that require listed companies to become eligible to participate in the Direct Registration System (“DRS”) by January 1, 2008. Article V, Sections 1 and 3 of the Company’s Bylaws did not previously provide for uncertificated shares.

The DRS allows an investor, directly or through the investors broker dealer, to establish a book-entry position on the books of the issuer maintained by the issuer or its transfer agent and to transfer the investor’s position electronically between the issuer and the broker dealer through a facility currently administered by The Depository Trust Company. The DRS enables an investor to have securities registered in the investor’s name without the issuance of a stock certificate and to effect transactions electronically without the risk and delays associated with stock certificates. An investor who registers securities in the DRS receives a statement of ownership and periodic account statements in lieu of stock certificates. In addition, because an investor who holds securities in the DRS is registered on the books of the issuer as the securities holder, the investor retains all of the rights associated with stock certificates, including receiving annual and other reports, dividends, proxy statements and other communications.

The full text of the Company’s Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report, and amended Article V is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Philip C. Wolf
Name: Philip C. Wolf Title: Senior Vice President

Dated:   December 6, 2007

EXHIBIT INDEX

Exhibit No.	Title

3.1	Amended and Restated Bylaws of the Company.